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                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                            ANNIE'S HOMEGROWN, INC.,

                                      AND

                               HARSHAD M. PAREKH



                          Dated as of August 27, 1998
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                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement is made and entered into as of August 27, 1998 (the "Agreement") by and between Annie's Homegrown, Inc., a Delaware corporation (the "Company") and Harshad M. Parekh (the "Manager"). Capitalized terms not defined herein shall have the meaning given to them in that certain Asset Purchase Agreement of even date herewith.

                                   BACKGROUND
                                   ----------

     A. The Company has entered into an Asset Purchase Agreement with The Tamarind Tree Ltd. ("Seller"), a New Jersey corporation of which Manager is the Chief Executive Officer, to purchase certain assets of Seller. The asset acquisition to occur under the Asset Purchase Agreement is referred to herein as the Brand Acquisition.

     B. It is a condition to the closing of the Brand Acquisition that the Company and the Manager enter into this Agreement whereby Manager agrees to serve as General Manager of the Company's Tamarind Tree division (the "Division") and agrees that Manager shall not devalue the goodwill of the Company is purchasing under the Brand Acquisition by competing with the Company.

     NOW, THEREFORE, in consideration of the mutual obligations herein contained, the parties hereto, covenant and agree as follows:

     1.  Employment.
         ----------

     The Company hereby employs the Manager to render services to the Company in the initial capacity of General Manager of the Division reporting to the Company's Chief Operating Officer and shall perform such duties as the Company shall from time to time designate. Manager shall initially be based in the Company's offices in New Jersey.

     The Manager shall devote his full business time and undivided attention to the business and affairs of the Company and its subsidiaries/affiliates, except for vacation, sick leave and disability leave in accordance with the Company's policies. Nothing in this Agreement shall preclude the Manager, with the consent of the Chief Operating Officer, from engaging in charitable and public service activities provided such service or activities do not interfere with the performance of his duties and responsibilities under this Agreement.

     2.  Term.
         ----

     This Agreement shall commence effective August 27, 1998 and shall continue until the earlier of (i) August 27, 2003, or (ii) the date terminated pursuant to Section 4 (Termination) of this Agreement. the obligations of the Company and the Manager set forth in Sections 4 (Termination), 5 (Confidentiality and Restrictive Covenant), 6 (Proprietary Information and

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Inventions), 7 (Withholding) and 8 (Miscellaneous), shall survive the termination of this Agreement.

     3.  Compensation.
         ------------

     For services rendered by the Manager during the term of this Agreement, and for his performance of all additional obligations of employment, the Company agrees to pay the Manager and the Manager agrees to accept the following salary, other compensation and benefits:

          (a) Base Salary.  The Company shall pay the Manager a base salary in
              -----------
equal semi-monthly installments, at the annual rate of Forty Two Thousand Dollars ($42,000). Commencing on January 1 of the calendar year following the calendar year in which annual net sales by the Company of the "Base Products" (as that term is defined in that certain Asset Purchase Agreement by and between the parties) exceeds $1,000,000, the Manager's base salary shall increase to a rate of Fifty Thousand Dollars ($50,000) per annum.

          (b) Benefits.  The Manager shall be entitled to participate, as long
              --------
as he remains an employee of the Company, in any and all of the Company's present or future employee benefit plans, which are generally applicable to the Company's similarly situated employees; provided, however, that the accrual and/or receipt by the Manager of benefits under and pursuant to any such present or future employee benefit plan shall be determined by the provisions of such plan.

          (c) Reimbursable Expenses.  The Manager will be reimbursed for all
              ---------------------
reasonable expenses incurred by him in connection with the conduct of the Company's business upon presentation of evidence and approval by the Chief Operating Officer of such expenditures.

     4.  Termination of Employment.
         -------------------------

          (a) Resignation.  This Agreement may be terminated by the Manager at
              -----------
any time on thirty (30) days written notice of resignation by the Manager to the Company. If the Manager voluntarily terminates his employment then he shall have no further right to receive any payments under this Agreement, except that with respect to resignation and any other termination pursuant to Section 4, the Manager shall be entitled to all base or incentive compensation earned and unpaid as of the date of termination.

          (b) Termination by the Company Other Than for Cause.  The Company may
              -----------------------------------------------
terminate this Agreement and the Manager's employment for any reason by giving the Manager thirty (30) days prior written notice. Upon the termination of the Manager by the Company other than for death, disability or cause as defined in
Section 4(c) below, the Manager shall receive as his sole remedy the right to continue to receive from the Company his base salary payable on a semi-monthly basis until the [NUMBER] month anniversary of his termination together with all base or incentive compensation accrued and unpaid as of the date of termination.

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          (c) Termination by the Company for Cause.  The Company may terminate
              ------------------------------------
the Manager's employment at any time for Cause (defined below) by giving the Manager written notice of such termination as defined below. in the event of termination of the Manager by the Company for Cause, Manager will be entitled to the rights set forth in Subsection 4(a) above.

     As used in this Agreement, the term "Cause" means: (1) any act or omission of gross negligence, willful misconduct, dishonesty, or fraud by the Manager in the performance of his duties hereunder; (2) any willful and persistent failure by the Manager to attend to his duties hereunder; (3) any other material breach of this Agreement; (4) the Manager's conviction of or pleading guilty or nolo
                                                                         ----
contendere to a felony or any misdemeanor involving dishonesty or moral
----------
turpitude; (5) fraud or embezzlement including assets of the Company, its customers, suppliers or affiliates; (6) a physical or mental disability that prevents Manager from working for 90 days or more in any 365 day period; or (7) any other act or omission by the Manager in disregard of the Company's policies. if as a result of mediation or if a court of competent jurisdiction later determines that termination by the Company of the Manager's employment purportedly for Cause was without Cause, the termination will be deemed a termination by the Company other for Cause, and Manager will be entitled to the benefits set forth in Subsection 4(b) above.

          (d) Death.  In the event of the death of the Manager during the term
              -----
of this Agreement, the rights and benefits under employee benefit plans and programs of the Company will be determined in accordance with the terms and conditions of such plans and programs as in effect on his date of death, and the Company shall thereafter have no obligation to make any payments to the Manager pursuant to Section 3 of this Agreement except any already earned or vested up to the date of death.

     5.  Confidentiality and Restrictive Covenants.
         -----------------------------------------

          (a) In consideration of the compensation and other benefits payable hereunder, Manager agrees that during such time that he is employed by or rendering services to the Company and for the period that ends on the earlier of
(i) the fifth anniversary the Closing Date, or (ii) the third anniversary of the termination of this Agreement for any reason, he will not directly or indirectly, alone or jointly with or on behalf of any other person, firm or company:

          (1) compete with the Company in the sale of heat and serve Indian entree products in North America; or

          (2) recruit, solicit or knowingly induce, or attempt to induce, any employee or consultant of the Company to terminate his/her employment or consulting relationship with, or otherwise cease his/her relationship with, the Company.

          (b) Manager further agrees that he will not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, or interfere with customers or accounts, of the Company in North America during

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the three (3) years prior to the termination of his employment with, or the rendering of services to, the Company or the persons or entities supplying components, materials, or services to the Company in North America during such three (3) year period. For purposes of this Agreement, a prospective client, customer or account is any individual or entity whose business is actively being solicited by the Company, or, to Manager's knowledge based on written notice or reports provided to Manager by the Company, is proposed to be solicited by the Company within six (6) months from the termination of this Agreement, or who has approached the Company with respect to possibly becoming a client, customer, or account during the period of time during which Manager actively renders services to the Company.

     The restrictions against competition set forth in Subsections 5(a) and 5(b) are considered by the parties to be reasonable for the purposes of protecting the business of the Company. If any restriction set forth therein is found by any court of competent jurisdiction to be unenforceable because its extends for too long a period of time, over too great a range of activities or over too broad a geographic area, it shall be interpreted to extend to the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     Manager acknowledges and agrees that his services to the Company are unique, which gives his services a special value to the Company and for the loss of which the Company cannot be reasonably or adequately compensated in damages. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by Manager to be reasonable for such purpose. Manager agrees that any breach of this Agreement will cause the Company substantial and irreparable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

          (c) The Manager will not at any time, whether while employed by the Company or after voluntary or involuntary termination or after retirement, reveal to any person, firm or entity any trade or business secrets or confidential, secret or privileged information about the business of the Company or its subsidiaries or affiliates or its suppliers, distributors, customers, officers, directors or stockholders except as shall be required in the proper conduct of the Company's business.

     6.  Proprietary Information and Inventions.
         --------------------------------------

          6.1 Manager agrees to keep confidential and, except in performance of Manager's duties hereunder or as the Company may otherwise consent in writing, not to disclose or make any use of at any time either during or subsequent to the termination of this Agreement, any Inventions (as hereinafter defined) or Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs, including, without limitation, any and all trade secrets, confidential information (including, without limitation, any information in respect of which the Company is bound by an obligation of confidence to any third party), knowledge, data or other information relating to the Company's inventions, products,

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processes, know-how, designs, formulas, test data, customer and supplier lists and details of contracts with or requirements of customers, business plans, advertising, marketing or public relations plans, methods, techniques and strategies, prices and pricing strategies, personnel or technical data, unpublished and price-sensitive information relating to securities listed on any recognized stock exchange, the movements and whereabouts and all personal or private matters concerning senior employees, officers and directors of the Company, or other subject matter pertaining to any business of the Company which he may produce, obtain or otherwise acquire during the course of his employment, whether or not copyrightable, trademarkable or licensable. Manager hereby acknowledges and agrees that all Confidential Information is and will be the exclusive property of the Company.

          6.2 Upon the request of the Company's Chief Operating Officer made at any time during the course of Manager's employment or the event Manager's employment with the Company terminates for any reason whatsoever, Manager agrees to promptly surrender and deliver to the Company all Confidential Information in his possession, along with any and all files, letters, memoranda, reports, records, data, sketches, drawings, notebooks, notes, specifications, programs, computer program listings, or other written, photographic, or other tangible material containing Confidential Information, whether created by Manager or others, which comes into his custody or possession containing or pertaining to any Confidential Information.

          6.3 For purposes of this Agreement, "Inventions" shall mean all inventions, discoveries, approaches, processes, designs, software, technologies, devices, methods, works of authorship or improvements in any of the foregoing or other ideas or concepts, whether or not patentable and whether or not reduced to practice, made or conceived by Manager (whether solely or jointly with others) during the period of Manager's employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to Manager or any work performed by Manager for or on behalf of the Company, whether or not during normal working hours or on the premises of the Company.

          6.4 Manager hereby acknowledges and agrees that the Company is the owner of all Inventions and that Manager irrevocably assigns to the Company all his rights, title and interest in and to all Inventions to the Company. Manager hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or thing and generally to use Manager's name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this Section 6 and in favor of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this Section shall be conclusive evidence that such is the case. All rights and obligations in respect of Inventions made or discovered by Manager during Manager's employment shall continue in full force and effect after the termination of Manager's employment and shall be binding upon Manager's legal personal representatives after Manager's death.

          6.5  Manager agrees that Schedule A hereto and made a part hereof
                                   ----------
constitutes a full, complete and accurate disclosure to the Company of all Prior Inventions. For purposes of this Agreement, "Prior Inventions" shall mean all inventions, discoveries, approaches, processes, designs,

                                       6
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software, technologies, devices, methods, works of authorship or improvements in any of the foregoing or other ideas or concepts, whether or not patentable and whether or not reduced to practice, made or conceived by Manager (whether solely or jointly with others) during the period of Manager's employment with any prior employer which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of such employer, or result from or are suggested by any task assigned to Manager or any work performed by Manager for or on behalf of such employer, whether or not during normal working hours or on the premises of such employer.

          6.6 Manager will immediately disclose to the Company any Inventions Manager may create during the term of this Agreement and will execute all necessary documents to properly assign all rights, title and interest in such Inventions to the Company.

          6.7 Manager agrees to assist the Company or its nominee (at the Company's expense) in every reasonable way to obtain for the Company's or its nominee's own benefit patents, trademarks or copyrights for Inventions in any and all countries. Such patents, trademarks and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. Manager agrees to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents, trademarks or copyrights. Manager agrees to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent, trademark or copyright applications, assignments of such applications and assignments of patents, trademarks or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents, trademarks or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

          6.8 Manager represents that Manager's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by Manager in confidence or in trust prior to Manager's employment with the Company, and that Manager will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Manager agrees not to enter into any agreement, written or oral, in conflict herewith.

          6.9 The Company's rights as set forth in this Section 6 shall not apply to any Invention about which Manager can prove that (i) it was developed (so long as the same does not contain Confidential Information), entirely on Manager's own time and by Manager's own effort; (ii) no equipment, supplies, facility, trade secrets or Confidential Information of the Company was used in the development thereof; (iii) it does not relate to the business of the Company or to the Company's actual or anticipated research and development activities;

and (iv) it does not result from any work performed by Manager for the Company.
---

     7.  Withholding.
         -----------

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     all amounts payable hereunder which are or may become subject to withholding under pertinent provisions of law or regulation shall be reduced for applicable income and/or employment taxes required to be withheld.

     8.  Miscellaneous.
         -------------

          (a) This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of Manager and constitutes the entire Agreement with respect thereto. It cannot be altered or terminated orally and may be modified only by a subsequent written agreement executed by both of the parties hereto.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (c) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. In that this Agreement constitutes a non-delegable personal services agreement, it may not be assigned by the Manager and any attempted assignment by the Manager in violation of this covenant shall be null and void.

          (d) The failure of either party to insist on strict compliance with any of the terms of this Agreement will not be deemed to be a waiver of any terms of this Agreement or of the part's right to require strict compliance of the terms of this Agreement in any other instance.

          (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions, which shall remain in full force and effect.

          (f) No party to this Agreement may initiate litigation with regard to any dispute with respect to this Agreement until after all remedies set forth in this Subsection 8(f) have been exhausted. In the event of any dispute arising under or relating to this Agreement, either party shall have the right by giving written notice to the other party (the "Mediation Notice") to initiate non-binding mediation to be conducted by a mediator mutually agreed to by the parties or, in the event the parties are unable to reach such agreement within thirty (30) days of the giving of the Mediation Notice, by a mediator appointed by the American Arbitration Association ("AAA") in accordance with the rules and regulations of the AAA, or by any other body mutually agreed upon by the parties. Mediation shall take place at Boston, Massachusetts or any other location mutually agreeable to the parties. In the event the parties resolve their dispute in mediation, they shall enter into a mutual written agreement, which shall be binding on both parties. In the event such agreement has not been entered into by the parties within ninety (90) days after the selection of the mediator pursuant to this Subsection 8(f), either party may initiate civil litigation provided that any such litigation shall take place only in the Superior Court for Suffolk County, Massachusetts.

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          (g) Attorney's Fees.  In the event of any breach of this Agreement
              ---------------
that results in litigation between the parties, the prevailing party shall be entitled to its reasonable attorney's fees, expert witness fees and costs of suit. The prevailing party shall be determined by the court, based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

          (h) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts. Any copy of this Agreement with the original signatures of all parties appended shall constitute an original.

                          (The signature page follows)

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                         ANNIE'S HOMEGROWN, INC.

                         By:
                             -------------------------

                         Its:
                             -------------------------


                         MANAGER

                         By:
                             -------------------------
                              Harshad M. Parekh

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